BRIDGES INVESTMENT FUND, INC.

STANDARD RETIREMENT PLAN No. 002

(As Amended and Restated as of January 1, 2000)

ADDENDUM TO

MONEY PURCHASE PENSION

APPLICATION FORM

(Complete in duplicate and sign all copies)

______________________________________________

(Name of Employer)

______________________________________________

(Name of Employer Plan)

The Bridges Investment Fund, Inc. Standard Retirement Plan (the "Plan") has been amended to incorporate the changes to the plan qualification requirements under Section 401(a) of the Internal Revenue Code (the "Code") that were made by the Economic Growth and Tax Relief and Reconciliation Act of 2001. The Amendment, entitled "EGTRRA Amendment to the Bridges Investment Fund, Inc. Standard Retirement Plan" (the "EGTRRA Amendment") became effective January 1, 2002. To ensure the Plan, as adopted by an Employer, continues to satisfy the plan qualification requirements of Section 401(a) of the Code, the adopting Employer should complete this Addendum, and the completion of this Addendum shall constitute an Amendment to the Application Form.

    Minimum Benefits for Employees Also Covered Under Another Plan.

    The Employer should described below the extent, if any, to which the Top-Heavy minimum benefit requirement of Section 416(c) of the Code and Section 3.5(d) of the Plan shall be met in another plan.

    Name of the Other Plan

    Minimum Benefit to be Provided Under Other Plan

    Employees Who Will Receive Minimum Benefit Under Other Plan

    Use additional sheet of paper to list other additional employees.

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    Rollovers from other Plans.

This paragraph 2 should be completed if the Employer's plan accepts rollover contributions.

Direct Rollovers:

The Plan will accept a direct rollover of an eligible rollover distribution from (select one or more of the following):

A qualified plan described in Sections 401(a) or 403(a) of the Code, excluding after-tax employee contributions.
  A qualified plan described in Sections 401(a) or 403(a) of the Code, including after-tax employee contributions.

  An annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions.

  An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from Other Plans:

The Plan will accept a Participant contribution of an eligible rollover distribution from (select one or more of the following):

  A qualified plan described in Sections 401(a) or 403(a) of the Code.

  An annuity contract described in Section 403(b) of the Code.

  An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Participant Rollover Contributions from IRAs:

The Plan (select one):
  will

  will not

accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

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Effective Date of Direct Rollover and Participant Rollover Contribution Provisions:

Article VIII of the EGTRRA Amendment, Rollovers from Other Plans, shall be effective _______________________(Enter date no earlier than January 1, 2002.)

    Treatment of Rollovers in Application of Involuntary Cash-Out Provisions.

The Employer: (select one)
  elects

  does not elect

to exclude rollover contributions in determining the value of the Participant's nonforfeitable Account balance for purposes of the Plan's involuntary cash-out rules.

If the Employer has elected to exclude rollover contributions, the election shall apply with respect to distributions made after:

(Enter a date no earlier than December 31, 2001)

with respect to Participants who separated from service after: _______________ (Enter date. The date may be earlier than December 31, 2001.)

IN WITNESS WHEREOF, the adopting Employer has executed this Addendum to Money Purchase Pension Application Form, Bridges Investment Fund, Inc. Standard Retirement Plan No. 002, this ______ day of ____________, 20___, effective as of January 1, 2002..

Employer

By:

Its: